UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

Comm Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 586-0377

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2010, the Registrant entered into an agreement and release with Joseph P. Moore, Jr., a director emeritus of the Registrant and a deemed quasi-insider with respect to stock ownership reporting and short-swing profit liability. Such agreement and release was with respect to several trades of the Registrant’s common stock made by Mr. Moore within a 6-month period of time, i.e., a combination of nine sale transaction totaling 1,000 shares on September 10, 2009, at an average price of $32.68 per share and one sale transaction of 500 shares on September 11, 2009, at $33.00 per share and a subsequent purchase of 2,000 shares on December 16, 2009, at $26.00 per share. Mr. Moore agreed to disgorge to the Registrant $2,815.52, which is the difference between the sales transactions and the purchase transaction. Reference is made to the agreement and release filed at Exhibit 99(i) to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99(i)	Short-Swing Profit Disgorgement Agreement and Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc.
(Registrant)

Date: September 14, 2010	By: /s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

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